As filed with the Securities and Exchange Commission, via EDGAR, on December 22, 1995
					 Registration No. 33-
____________________________________________________________________________
____________________________________________________________________________

			 SECURITIES AND EXCHANGE COMMISSION
			       WASHINGTON, D.C. 20549
				      ________
				      FORM S-3
			       REGISTRATION STATEMENT
					UNDER
			     THE SECURITIES ACT OF 1933
				      ________
			    MIRAGE RESORTS, INCORPORATED
	       (Exact name of Registrant as specified in its charter)
				      ________
			   NEVADA                      88-0058016
	      (State or other jurisdiction of       (I.R.S. Employer
	       incorporation or organization)    Identification Number)
				      ________
	       3400 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA 89109
				   (702) 791-7111
	    (Address, including zip code, and telephone number, including
	       area code, of Registrant's principal executive offices)
				      ________
			       BRUCE A. LEVIN, ESQUIRE
			    MIRAGE RESORTS, INCORPORATED
			   3400 LAS VEGAS BOULEVARD SOUTH
			       LAS VEGAS, NEVADA 89109
				   (702) 791-7111
	      (Name, address, including zip code, and telephone number,
		     including area code, of agent for service)
				      ________
		    PLEASE SEND A COPY OF ALL CORRESPONDENCE TO:

			      HOWELL J. REEVES, ESQUIRE
			 WOLF, BLOCK, SCHORR AND SOLIS-COHEN
			   TWELFTH FLOOR PACKARD BUILDING
			 S.E. CORNER 15TH & CHESTNUT STREETS
			  PHILADELPHIA, PENNSYLVANIA 19102
				   (215) 977-2000
				      ________
	APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
     From time to time after the effective date of this Registration Statement.
				      ________

	    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

	    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

	    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ___________

	    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ___________

	    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]
				      ________
			   CALCULATION OF REGISTRATION FEE

________________________________________________________________________________
________________________________________________________________________________
 TITLE OF EACH                     PROPOSED          PROPOSED
    CLASS            AMOUNT        MAXIMUM           MAXIMUM          AMOUNT OF
 OF SECURITIES       TO BE      OFFERING PRICE      AGGREGATE       REGISTRATION
TO BE REGISTERED   REGISTERED    PER SHARE (1)   OFFERING PRICE (1)      FEE
________________________________________________________________________________
Common Stock,
 $.008 par value   117,647 shares  $31.5625       $3,713,234           $1,281
________________________________________________________________________________
________________________________________________________________________________

	  (1)  Estimated  solely  for  the   purpose  of  calculating   the
	    registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Common Stock on the New York Stock Exchange Composite Tape on December 19, 1995.

	    THE REGISTRANT  HEREBY AMENDS  THIS REGISTRATION  STATEMENT  ON
	  SUCH DATE OR  DATES AS MAY BE NECESSARY TO DELAY  ITS   EFFECTIVE
	  DATE UNTIL THE  REGISTRANT SHALL FILE  A FURTHER AMENDMENT  WHICH
	  SPECIFICALLY  STATES  THAT  THIS  REGISTRATION  STATEMENT   SHALL
	  THEREAFTER BECOME EFFECTIVE  IN ACCORDANCE WITH SECTION 8(a)   OF
	  THE SECURITIES ACT  OF 1933 OR  UNTIL THE REGISTRATION  STATEMENT
	  SHALL BECOME EFFECTIVE  ON SUCH  DATE AS   THE COMMISSION, ACTING
	  PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
____________________________________________________________________________
____________________________________________________________________________

		 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1995

				   117,647 SHARES

			   MIRAGE RESORTS, INCORPORATED

				   COMMON STOCK

	     All of the shares of Common Stock,$.008 par value (the "Common Stock"), of Mirage Resorts, Incorporated (the "Company") offered hereby are being sold by the Selling Stockholders (as hereinafter defined). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. See "Use of Proceeds." The shares of Common Stock offered hereby may be sold by the Selling Stockholders from time to time in direct transactions, or through brokers, dealers or underwriters designated from time to time, at prices to be determined at the time of sale. Upon the sale of the shares of Common Stock offered hereby, the Selling Stockholders and any broker, dealer or underwriter participating therewith may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts upon such sale, or any profit on the resale of such shares, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution." The Company will pay all expenses (other than commissions, discounts or similar fees), estimated to be approximately $15,000, incurred in connection with this offering.

	     The Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "MIR." On December 21, 1995, the last reported sale price of the Common Stock, as reported on the New York Stock Exchange Composite Tape, was $32.875 per share.
			   ______________________________

	  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
	   COMMISSION  NOR HAS  THE SECURITIES AND EXCHANGE COMMISSION
	   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
	     OR ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION TO
		    THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

	  NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING
	     CONTROL BOARD HAS PASSED  UPON  THE  ADEQUACY OR ACCURACY
	      OF THIS  PROSPECTUS  OR  THE  INVESTMENT  MERITS OF THE
		  SECURITIES OFFERED HEREBY.  ANY REPRESENTATION
		       TO   THE   CONTRARY   IS   UNLAWFUL.

	      THE NEW JERSEY CASINO CONTROL COMMISSION HAS NOT PASSED
		UPON THE ACCURACY  OR  ADEQUACY  OF THIS PROSPECTUS.
		  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
			   ______________________________

					 , 1995

	  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

				AVAILABLE INFORMATION

	    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information regarding the Company may also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange (the "PSE"), 301 Pine Street, San Francisco, California 94104.

	    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, including the exhibits thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including exhibits thereto. The Registration Statement, including the exhibits thereto, may be inspected at the Commission's public reference facilities in Washington, D.C. and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees.

		   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	    The following documents filed by the Company with the Commission under the Exchange Act are incorporated by reference in this Prospectus as of their respective dates: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; (iii) the Company's Current Reports on Form 8-K dated December 9, 1994, as amended by Amendment No. 1 thereto on Form 8-K/A filed on January 24, 1995, and November 20, 1995; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under
	  Section 12 of the Exchange Act on July 23, 1980, as amended by Amendment No. 3 thereto filed on October 20, 1993.

	    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to the Company's stockholders which is not
	  deemed to  be  filed  under  those  provisions.    Any  statement
	  contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently dated document, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

	    The Company undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to the Company at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: General Counsel; telephone (702) 791-7111.

				     THE COMPANY

	    The Company, through wholly owned subsidiaries, owns and operates (i) The Mirage, a hotel-casino and destination resort on the Las Vegas Strip, (ii) Treasure Island at The Mirage ("Treasure Island"), a hotel-casino resort adjacent to The Mirage, (iii) the Golden Nugget, a hotel-casino in downtown Las Vegas and (iv) the Golden Nugget-Laughlin, a hotel-casino in
	  Laughlin, Nevada. The Company, through a wholly owned subsidiary, owns 120 acres formerly occupied by the Dunes Hotel, Casino and Country Club on the Las Vegas Strip on which it recently began construction of Bellagio, a major new 3,000-guest room luxury hotel, casino and resort facility.

	    In addition, the Company, through a wholly owned subsidiary, is a 50% partner in a joint venture which is currently constructing Monte Carlo, a 3,024-guest room, mid-priced resort on 46 acres adjacent to the Bellagio site. The Company, through a wholly owned subsidiary, also owns a 50% equity interest in an Argentine corporation which owns and operates Casino Iguazu, a 12,000-square foot casino located near Iguazu Falls, Argentina, under a 15-year government concession awarded in February 1994.

	    The Company was incorporated in Nevada in 1949, and its executive offices are located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone (702) 791-7111.

				   USE OF PROCEEDS

	    The Company will not receive any of the proceeds  from the sale
	  of the  shares of  Common Stock  offered  hereby.   See  "Selling
	  Stockholders."

				SELLING STOCKHOLDERS

	    On November 20, 1995, the Company acquired all of the outstanding shares of capital stock of Bungalow, Inc., a Mississippi corporation ("Bungalow"), from the five existing
	  shareholders of Bungalow (collectively, the "Selling Stockholders"), in exchange for an aggregate of 117,647 shares of Common Stock. Of the 117,647 shares of Common Stock, 86,274 shares were delivered to the Selling Stockholders at the closing of the acquisition and 31,373 shares will be delivered upon the satisfaction of certain conditions. In connection with the acquisition, the Company and the Selling Stockholders entered into a Registration Rights Agreement pursuant to which the Company agreed, at the Selling Stockholders' request and subject to certain conditions, to register such shares under the Securities Act. On November 20, 1995, the Selling Stockholders requested that the Company register for sale, pursuant to the Securities Act, all of such shares.

	    All of the shares of Common Stock offered hereby are being offered by the Selling Stockholders. For each Selling Stockholder, the table below sets forth the number of shares of Common Stock beneficially owned prior to this offering, the number of shares of Common Stock to be sold in this offering and the number of shares of Common Stock to be owned beneficially after this offering. Such information has been provided to the Company by the respective Selling Stockholder to which it relates.


			   NUMBER OF SHARES    NUMBER OF SHARES      NUMBER OF SHARES
			      OWNED PRIOR         TO BE SOLD            TO BE OWNED
	  NAME             TO THIS OFFERING    IN THIS OFFERING     AFTER THIS OFFERING
	  ____             ________________    ________________     ___________________
Donn R. Mitchell ......         55,623               55,623                 -
Donn R. Mitchell, II...         15,506               15,506                 -
Matthew S. Mitchell....         15,506               15,506                 -
Paul J. Mitchell ......         15,506               15,506                 -
Susan M. Mitchell .....         15,506               15,506                 -

	    Although each Selling Stockholder has requested that all of such Selling Stockholder's shares of Common Stock be registered for sale in this offering, the actual number of shares of Common Stock, if any, sold by each Selling Stockholder pursuant to this offering will depend upon various factors beyond the Company's control, including the market price of the Common Stock. Accordingly, the Company cannot determine the number of shares of Common Stock, if any, that will be held by any Selling Stockholder following the completion of this offering. Based on the number of shares of Common Stock owned by the Selling Stockholders prior to this offering, the number of shares of Common Stock outstanding on the date of this Prospectus and the number of shares of Common Stock to be sold in this offering, the Selling Stockholders are expected to own, in the aggregate, less than one percent of the outstanding shares of Common Stock upon completion of this offering.

	    None of the Selling Stockholders has had any position, office or other material relationship with the Company or any of its affiliates within the past three years.

				PLAN OF DISTRIBUTION

	    The shares of Common Stock offered hereby may be sold by the Selling Stockholders from time to time in direct transactions, or through brokers, dealers or underwriters designated from time to time, acting as agents or as principals. Such sales may be effected in one or more transactions on the NYSE, the PSE or on any other exchange on which the Common Stock may be traded, in the over-the-counter market, in negotiated transactions or in any combination of the foregoing methods of sale, at prices related to the prevailing market price of the Common Stock or at negotiated prices, to be determined at the time of the sale.

	    Upon the sale of the shares of Common Stock offered hereby, the Selling Stockholders and any broker, dealer or underwriter participating therewith may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such shares, received thereby in
	  connection with  such  sale  may be  deemed  to  be  underwriting
	  commissions or discounts under the Securities Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the shares of Common Stock offered hereby may be less than or in excess of customary commissions.

				    LEGAL MATTERS

	    The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Peter C. Walsh, Assistant General Counsel of the Company. Mr. Walsh holds options to purchase an aggregate of 67,000 shares of Common Stock.

				       EXPERTS

	    The consolidated balance sheet of Mirage Resorts, Incorporated and subsidiaries as of December 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows and the financial statement schedule for the year then ended, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing. The consolidated balance sheet of Mirage Resorts, Incorporated and subsidiaries as of December 31, 1993 and the related consolidated statements of income, stockholders' equity and cash flows and the financial statement schedules for the years ended December 31, 1993 and 1992, incorporated by reference herein, have been incorporated herein in reliance upon the report of Coopers & Lybrand, independent accountants, given upon the authority of such firm as experts in accounting and auditing.

	    With respect to the unaudited interim financial information as of September 30, 1995, June 30, 1995 and March 31, 1995, and for the periods ended September 30, 1995 and 1994, June 30, 1995 and 1994 and March 31, 1995 and 1994, incorporated by reference herein, Arthur Andersen LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1995, June 30, 1995 and March 31, 1995, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Such accountants are not subject to the liability provisions of
	  Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

	  _________________________________________________________________
	  _________________________________________________________________
	     No    person    has    been
	  authorized   to    give    any
	  information  or  to  make  any
	  representations in  connection             117,647 SHARES
	  with this offering other  than
	  those   contained   in    this
	  Prospectus   and, if  given or
	  made, such  other  information              MIRAGE RESORTS,
	  and  representations must  not               INCORPORATED
	  be relied upon as having  been
	  authorized   by  the  Company.
	  This   Prospectus   does   not
	  constitute an offer to sell or                COMMON STOCK
	  the solicitation  of an  offer
	  to buy  any  securities  other
	  than the registered securities
	  to  which  it  relates  or  an
	  offer    to    sell    or    a
	  solicitation of  an  offer  to
	  buy  such  securities  in  any
	  circumstances  in  which  such
	  offer   or   solicitation   is
	  unlawful.       Neither    the
	  delivery  of  this  Prospectus
	  nor any  sale  made  hereunder
	  shall,        under        any
	  circumstances,   create    any
	  implication   that  there  has
	  been no change in the  affairs
	  of the Company since the  date
	  hereof or that the information
	  contained herein is correct as
	  of any time subsequent to  its
	  date.
		_________________                      __________

		TABLE OF CONTENTS                      PROSPECTUS
		_________________                      __________

				    PAGE
				    ____

	  Available Information...... 2
	  Incorporation of Certain
	    Documents by Reference... 2
	  The Company................ 3
	  Use of Proceeds............ 3
	  Selling Stockholders....... 3
	  Plan of Distribution....... 4                     , 1995
	  Legal Matters.............. 4
	  Experts.................... 4
	  _________________________________________________________________
	  _________________________________________________________________

				       PART II

		       INFORMATION NOT REQUIRED IN PROSPECTUS


	  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	       The estimated expenses to be paid by the Company in connection with the sale of the securities being registered in the Registration Statement are as follows:

	       Securities and Exchange Commission fee......... $ 1,281
	       Accounting fees and expenses...................   5,000
	       Legal fees and expenses........................   7,500
	       Miscellaneous expenses.........................   1,219
								______
		 Total........................................ $15,000
								======
	  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	       The Nevada Revised Statutes and the Bylaws of the Company contain provisions for indemnification of officers, directors, employees and agents of the Company. The Bylaws provisions require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement. In addition, the Company's Articles of Incorporation provide that officers and directors shall not be personally liable to the Company or its stockholders for damages for breach of their fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for the payment of a dividend in violation of Nevada law.

	       The Company maintains in effect a liability insurance policy under which officers and directors of the Company and its subsidiaries are generally indemnified against losses and liability (including costs, expenses, settlements and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Company or its subsidiaries all covered
	  losses for which the Company or its subsidiaries grant indemnification to any officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. However, the policy excludes any claims or loss arising out of the filing of a registration statement under the Securities Act, the Exchange Act or any state Blue Sky or securities law.

	       See Item 17 of this Part II for further information concerning indemnification of directors, officers and controlling persons of the Company.

	  ITEM 16.  EXHIBITS.

	       5       Opinion and Consent of Peter C. Walsh, Esquire.
	       15      Letter from Arthur Andersen LLP re:  unaudited
			 interim financial information.
	       23.1    Consent of Arthur Andersen LLP.
	       23.2    Consent of Coopers & Lybrand L.L.P.
	       23.3    Consent  of  Peter  C.  Walsh,   Esquire  (contained
			 in Exhibit 5).
	       24      Power of Attorney (see pages II-3 and II-4).

	  ITEM 17.  UNDERTAKINGS.

	       (a)  The undersigned Registrant hereby undertakes:

		    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

		    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	       (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
	  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

				     SIGNATURES

	     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 21, 1995.

				      MIRAGE RESORTS, INCORPORATED


				      By:  STEPHEN A. WYNN
					   ________________________
					   Stephen A. Wynn
					   Chairman of the Board, President
					   and Chief Executive Officer

				  POWER OF ATTORNEY

	    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Lee and Bruce A. Levin, and each of them, jointly and severally, his true and lawful attorneys in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

	    Pursuant to the  requirements  of the  Securities Act  of 1933,
	  this  Registration  Statement  has  been  signed  below  by   the
	  following persons in the capacities and on the dates indicated.


		 SIGNATURE                TITLE                          DATE
		 _________                _____                          ____
	  STEPHEN A. WYNN         Chairman of the Board,            December 21, 1995
	  ______________________  President and Chief
	  Stephen A. Wynn         Executive Officer
				  (Principal Executive Officer)

	  DANIEL R. LEE           Senior Vice President -           December 21, 1995
	  ______________________  Finance and Development, Chief
	  Daniel R. Lee           Financial Officer and Treasurer
				  (Principal Financial Officer)

	  HENRY M. APPLEGATE III  Senior Vice President             December 21, 1995
	  ______________________  and Controller
	  Henry M. Applegate III  (Principal Accounting Officer)

	  ELAINE P. WYNN
	  ______________________  Director                          December 21, 1995
	  Elaine P. Wynn

	  MELVIN B. WOLZINGER
	  ______________________  Director                          December 21, 1995
	  Melvin B. Wolzinger

	  RONALD M. POPEIL
	  ______________________  Director                          December 21, 1995
	  Ronald M. Popeil

	  DANIEL B. WAYSON
	  _____________________   Director                          December 21, 1995
	  Daniel B. Wayson

	  GEORGE J. MASON
	  _____________________   Director                          December 21, 1995
	  George J. Mason

	  RICHARD D. BRONSON
	  _____________________   Director                          December 21, 1995
	  Richard D. Bronson